UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2009 (December 16, 2009)

MEAD JOHNSON NUTRITION COMPANY

(Exact name of Registrant as Specified in Charter)

Delaware	001-34251	80-0318351
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Patriot Blvd., Glenview, Illinois	60026-8039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 832-2420

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2009, Mead Johnson Nutrition Company (the “Company”) and Mead Johnson & Company (“MJC”), a wholly-owned subsidiary of the Company, entered into a Third Amendment (the “Third Amendment”) to the Three Year Revolving Credit Facility Agreement dated as of February 17, 2009 (as amended, the “Revolving Credit Agreement”) among the Company, MJC, various financial institutions and JPMorgan Chase Bank, N.A., as administrative agent. The Third Amendment provided for, among other things, the release of MJC as a guarantor of the Company’s obligations under the Revolving Credit Agreement. As a result, MJC is no longer an obligor under the Revolving Credit Agreement.

As provided in the Indenture dated as of November 1, 2009 (the “Base Indenture”) by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of November 5, 2009 (the Base Indenture, as so supplemented by such Supplemental Indenture, the “Indenture”), the release of MJC from its obligations under the Revolving Credit Agreement resulted in the termination of MJC’s guarantee of $500 million in aggregate principal amount of 3.50% Notes due 2014, $700 million in aggregate principal amount of 4.90% Notes due 2019 and $300 million in aggregate principal amount of 5.90% Notes due 2039, which in each case were issued under the Indenture on November 5, 2009.

After giving effect to the Third Amendment, the Revolving Credit Agreement provides that if the corporate credit rating of the Company is no longer (a) at least BBB- by Standard & Poor’s Ratings Service or (b) at least Baa3 by Moody’s Investors Service, Inc., then MJC shall automatically be deemed to guarantee the obligations of the Company and any other borrowers under the Revolving Credit Agreement.

The description of the Third Amendment set forth above is a summary only, is not necessarily complete, and is qualified in its entirety by reference to the full and complete terms contained in the Third Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Third Amendment, dated as of December 16, 2009, among Mead Johnson Nutrition Company, Mead Johnson & Company, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2009

MEAD JOHNSON NUTRITION COMPANY

By:	/S/ STANLEY D. BURHANS
Stanley D. Burhans
Vice President & Controller

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment dated as of December 16, 2009, among Mead Johnson Nutrition Company, Mead Johnson & Company, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent.